Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 0-19447) of National Beverage Corp. of our report dated July 17, 2008 relating to the financial statements and internal control over financial reporting which appears in this Annual Report on Form 10-K of National Beverage Corp. for the year ended May 3, 2008.
/s/ McGladrey & Pullen, LLP
Fort Lauderdale, Florida
July 17, 2008

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